UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Redbox Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39741 (Commission File Number)	85-2157010 (I.R.S. Employer Identification No.)

1 Tower Lane, Suite 800

Oakbrook Terrace, Illinois 60181

(Address of principal executive offices, including zip code)

(630) 756-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RDBX	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	RDBXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)       In connection with the preparation of the financial statements of Redbox Entertainment Inc., a Delaware corporation (f/k/a Seaport Global Acquisition Corp.) (the “Company”), as of and for the three and nine months ended September 30, 2021, the Company’s management became aware of informal communications between the staff of the Securities and Exchange Commission and certain other registrants and their independent registered public accounting firms. Once aware of these communications, the Company’s management re-evaluated the Company’s application of Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) to its accounting classification of the redeemable shares of Class A common stock of the Company (the “Public Shares”) issued as part of the units sold in the Company’s initial public offering (the “Initial Public Offering”). The Company had previously classified a portion of the Public Shares in permanent equity because, although the Company did not specify a maximum redemption threshold, the Company’s amended and restated certificate of incorporation provided that the Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Based on such re-evaluation, the Company’s management determined that, in accordance with the ASC 480, redemption provisions not solely within the control of the Company would require common stock subject to redemption to be classified outside of permanent equity and therefore all of the Public Shares subject to redemption should be classified outside of permanent equity.

On November 15, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), after consultation with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued (i) audited financial statements as of December 31, 2020 and for the period from July 24, 2020 (inception) through December 31, 2020, as previously restated in the Company’s Annual Report on Form 10-K/A filed with the SEC on May 26, 2021, (ii) unaudited interim financial statements as of and for the three months ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 27, 2021 and (iii) unaudited interim financial statements as of and for the three and six months ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021 (collectively, the “Affected Periods”), in each case, should be restated to classify all of the Public Shares as temporary equity and should no longer be relied upon. As a result, the Company intends to restate its financial statements for the Affected Periods in the Company’s Annual Report on Form 10-K/A as of December 31, 2020 and for the period from July 24, 2020 (inception) through December 31, 2020, the Company’s Quarterly Report on Form 10-Q/A as of and for the three months ended March 31, 2021 and the Company’s Quarterly Report on Form 10-Q/A as of and for the three and six months ended June 30, 2021 (together, the “Amended Reports”), as described therein.

The Company’s management has concluded that, in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness is described in more detail in the Amended Reports.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Marcum, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBOX ENTERTAINMENT INC.

Date: November 15, 2021

	By:	/s/ Kavita Suthar
Name: Kavita Suthar
Title: Chief Financial Officer